EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We have issued our report dated March 31, 2008, accompanying the consolidated financial statements and schedule of Imperial Industries, Inc. (which report expressed an unqualified opinion and contains explanatory paragraphs relating to the going concern uncertainty and the adoption of Statement of Financial Accounting Standard No. 123 (R) “Shared-Based Payment” and the adoption of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”) appearing in the Annual Report on Form 10-K for the year ended December 31, 2007.  We hereby consent to the incorporation by reference of the aforementioned report in the Registration Statements of Imperial Industries, Inc. on Form S-8 (File No. 333-136203, effective on July 31, 2006), Form S-8 (File No. 333-136204, effective July 31, 2006) and Form S-8 (File No. 333-51106, effective December 1, 2000).

/s/ GRANT THORNTON LLP

Fort Lauderdale, Florida

March 31, 2008